Exhibit 99.1

FOR IMMEDIATE RELEASE

CORE LAB REPORTS THIRD QUARTER 2022 RESULTS FROM CONTINUING OPERATIONS:

•
THIRD QUARTER REVENUE OF $126 MILLION; UP 4% SEQUENTIALLY; UP 7% YEAR-OVER-YEAR
•
THIRD QUARTER OPERATING INCOME UP OVER 25% SEQUENTIALLY AND, EX-ITEMS, UP OVER 38% SEQUENTIALLY
•
THIRD QUARTER SEQUENTIAL INCREMENTAL MARGINS, EX-ITEMS, EXCEED 55%, DRIVEN BY RESERVOIR DESCRIPTION
•
THIRD QUARTER GAAP EPS OF $0.16; EX-ITEMS, $0.18
•
THIRD QUARTER FREE CASH FLOW OF $3.1 MILLION
•
COMPANY ANNOUNCES Q4 2022 QUARTERLY DIVIDEND

AMSTERDAM (26 October 2022) - Core Laboratories N.V. (NYSE: "CLB US" and Euronext Amsterdam: "CLB NA") ("Core", "Core Lab", or the "Company") reported third quarter 2022 revenue of $126,000,000. Revenue for the third quarter of 2022 was adversely impacted by the devaluation of the Euro and British Pound when translated into U.S. dollars. Using a constant U.S. dollar exchange rate, revenue would be $1,500,000 higher sequentially and $4,300,000 higher year-over-year. Core’s operating income was $14,600,000, with diluted earnings per share ("EPS") of $0.16, all in accordance with U.S. generally accepted accounting principles ("GAAP"). Operating income, ex-items, a non-GAAP financial measure, was $13,300,000, yielding operating margins of 11%, and EPS, ex-items, of $0.18. Sequential incremental margins, excluding the aforementioned currency devaluation, were over 55%. A full reconciliation of non-GAAP financial measures is included in the attached financial tables.

Core’s CEO, Larry Bruno stated, “First, our thoughts remain with our Ukrainian employees and their families during the on-going conflict. Core's results during the third quarter of 2022 displayed continued positive momentum as we achieved sequential improvement in revenue, operating income, operating margins, free cash flow (“FCF”) and EPS, with strong incremental margins. This quarter-over-quarter improvement in financial results was driven by steady U.S. activity and an increase in international activity, effectively illustrating the operational leverage that is inherent in our global, asset-light business model. Looking forward, Core sees continued progress in both onshore and offshore client activity across our global operations, although the Russia-Ukraine conflict, and the potential collateral impact in Europe, create uncertainties to growth prospects in those specific regions.”

Russia-Ukraine Conflict

The on-going geopolitical conflict between Russia and Ukraine, along with the associated sanctions, continue to present some measure of uncertainty for Core’s business and financial performance in the affected regions. As part of Core’s Reservoir Description laboratory network, the Company provides analytical services on crude oil, natural gas and derived products, including both reservoir condition analysis and ambient condition assay work. Over the course of the third quarter of 2022, demand for laboratory assay work showed modest improvement, as global trading patterns continued to realign.

Reservoir Description

Reservoir Description operations are closely correlated with trends in international and offshore activity levels, with approximately 80% of revenue sourced from projects originating outside the U.S. Reservoir Description revenue in the third quarter of 2022 was $79,000,000, up 4% sequentially and flat year-over-year. Third quarter international revenue increased 8% sequentially, driven by project progression and realignment of global trading patterns. Considering the devaluation of the Euro and British Pound, and using a constant U.S. dollar exchange rate, international revenue would be up 11% sequentially and up 6% year-over-year. Operating income for the third quarter of 2022 on a GAAP basis was $9,800,000, while operating income, ex-items, was $8,400,000, yielding operating margins of 11%. Using the aforementioned currency devaluation, sequential incremental margins, ex-items, were in excess of 70%.

During the third quarter of 2022, Core continued to leverage its global network, expertise and proprietary technologies to evaluate core and reservoir fluid samples acquired from a multi-well exploration program in the deepwater, Orange Basin, located offshore Namibia. Conventional core recovered from targeted stratigraphic intervals were scanned using Core's Non-Invasive Technologies for Reservoir Optimization (“NITRO™”). A wide range of critical petrophysical parameters for pay delineation were generated using Core Lab's innovative measurement and modeling techniques, allowing for early-time assessment of the recovered strata. Selected samples are now progressing through the traditional, time-honored program of physical laboratory measurements. Core’s proprietary, full visualization, high-pressure, high-temperature, pressure-volume-temperature (“PVT”) cells and other proprietary technologies were utilized to determine the chemical and physical properties of recovered reservoir fluids. Recent successes in Namibia have generated renewed interest in Core Lab’s "Reservoirs and Seals of Offshore Namibia Basins, South Atlantic Margin" regional study. This study, conducted in collaboration with the National Oil Company of Namibia, includes geological analysis of samples from more than 20 wells. The study assessed depositional and diagenetic controls on porosity and provides a regional evaluation of prospective reservoir targets. This study is just one of 22 multi-well, multi-company studies that Core Lab has conducted on offshore Africa sedimentary basins.

Core Lab is pleased to announce that during the third quarter of 2022, Quantum Energy Partners, LLC and Trace Midstream Management II, LLC joined Core’s Carbon Capture and Sequestration (“CCS”) Consortium, bringing total membership to eight participants. These new members enhance the Consortium's exposure to private equity engagement and midstream operations expertise in the emerging CCS marketplace. Earlier in 2022, Core announced the launch of its CCS Consortium in collaboration with Dr. Birol Dindoruk of the University of Houston. The objective of the Consortium is to analyze geologic risks and challenges associated with subsurface carbon sequestration. This consortium project leverages Core's expertise in subsurface characterization, with a focus on reservoir capacity, subsurface injection and containment integrity, as well as rock-fluid and fluid-fluid compatibility. Regulatory entities that govern carbon sequestration projects require extensive site evaluation. Core’s technologies ensure that models for simulation and monitoring of CO2 injection and sequestration are both representative and applicable for the permitting process.

Production Enhancement

Production Enhancement operations, which are focused on complex completions in unconventional, tight-oil reservoirs in the U.S., as well as conventional offshore projects across the globe, posted third quarter 2022 revenue of $47,000,000, up 4% sequentially and up 20% year-over-year. Operating income on a GAAP basis was $4,400,000, while operating income, ex-items, was $4,700,000, yielding operating margins of 10% and sequential incremental margins, ex-items, of 44%. During the quarter, Core's proprietary energetic product sales grew over 20% sequentially and over 30% year-over-year, driven by both organic growth from new product sales and market penetration in U.S. and international markets.

During the third quarter of 2022, Core Lab continued to build on the success of its proprietary Plug and Abandonment Perforating System (“PAC™”) in applications for oil and gas well abandonment programs. Core provides solutions that leverage its expertise in energetics as an alternative to traditional section milling, which is slower and more costly. Thus far in 2022, Core has successfully deployed its PAC™ technologies in over 30 wells in the North Sea. Core's PAC™ energetic solutions are commonly used in Perf-Wash-Cement (“PWC”) applications. This technique enables the operator to selectively establish circulation in the annular space between casing strings, thereby creating pathways for setting the permanent cement barriers that comply with stringent requirements for well abandonment in the North Sea. Core’s Production Enhancement team offers an industry-leading portfolio of plug and abandonment energetic solutions.

Operators continued to leverage Core's expertise in completion diagnostics for offshore wells during the third quarter of 2022. Core’s SpectraStim™, SpectraScan®, and PackScan® downhole imaging technologies were utilized in deepwater Gulf of Mexico Miocene wells to evaluate single and dual zone frac pack completions. In addition to those technologies, Core’s FLOWPROFILER™ oil tracers were used to assess production in ultra-deepwater Gulf of Mexico reservoirs involving multi-zone completions. The costs associated with completing multiple zones in these high-stakes wells necessitates confirmation that each frac pack is properly configured, and that each targeted zone is contributing oil production as per the completion plan. Recently, Core’s Production Enhancement team was tasked to deploy a unique FLOWPROFILER™ diagnostic tracer in each of four frac pack completion zones. Core's proprietary laboratory analytical techniques confirmed that all four zones were contributing to production. FLOWPROFILER™ also helped the operator understand how the reservoir was responding, allowing them to adjust flowback procedures to achieve drawdown pressure that optimized production without damaging the reservoir. Core's Completion diagnostics are a critical tool for determining whether planned completion programs were successfully executed downhole, many thousands, or even tens of thousands of feet away from the wellhead.

Liquidity, Free Cash Flow and Dividend

On 9 June 2022, Core Lab announced a $60,000,000 At-The-Market (“ATM”) equity offering program. As of 30 September 2022, the Company had not sold any shares under the ATM program.

Core continues to focus on maximizing FCF, a non-GAAP financial measure defined as cash from operations less capital expenditures. For the third quarter of 2022, cash from operations was $5,800,000 and capital expenditures were $2,700,000, yielding FCF of $3,100,000. Core expects the growth in working capital associated with higher levels of inventory to moderate, cash from operations to strengthen and the

Company to generate positive free cash in future quarters. Core’s free cash will continue to be returned to its shareholders through the Company’s regular quarterly dividend as well as being focused towards reducing long-term debt.

Core will continue applying free cash towards reducing debt until the Company reaches its target leverage ratio (calculated as total net debt divided by trailing twelve months adjusted EBITDA) of 1.5 times or lower.

On 27 July 2022, Core’s Board of Supervisory Directors ("Board") announced a quarterly cash dividend of $0.01 per share of common stock, which was paid on 29 August 2022 to shareholders of record on 8 August 2022. Dutch withholding tax was deducted from the dividend at a rate of 15%.

On 26 October 2022, the Board approved a cash dividend of $0.01 per share of common stock payable in the fourth quarter of 2022. The fourth quarter dividend will be payable on 28 November 2022, to shareholders of record on 7 November 2022. Dutch withholding tax will be deducted from the dividend at a rate of 15%.

Return On Invested Capital

The Board and the Company’s Executive Management continue to focus on strategies that maximize return on invested capital ("ROIC") and FCF, factors that have high correlation to total shareholder return. Core’s commitment to an asset-light business model and disciplined capital stewardship promotes capital efficiency and is designed to produce more predictable and superior long-term ROIC.

The Board has established an internal performance metric of demonstrating superior ROIC performance relative to the oilfield service companies listed as Core's Comp Group by Bloomberg, as the Company continues to believe superior ROIC will result in higher total return to shareholders. Bloomberg’s calculations using the latest comparable data available indicate Core Lab's ROIC of 5.8%.

Industry and Core Lab Outlook and Guidance

As the fourth quarter of 2022 unfolds, Core anticipates the crude-oil commodity price will remain near current levels but may fluctuate in response to the crude-oil supply and demand uncertainties related to slowing global economic growth, inflationary pressures and government-imposed COVID-19 lockdowns in China. Over the longer term, crude-oil supply is projected to tighten as production growth faces limitations due to prolonged underinvestment in many regions around the globe. As a result, Core Lab expects operators to expand their upstream spending plans into 2023, supporting Core's outlook for continued improvement in international onshore and offshore activity, with projects emerging across most regions. These crude-oil market fundamentals are leading indicators for what Core sees as a strengthening multi-year international recovery.

Turning to the U.S., Core expects U.S. onshore activity to remain steady and modestly grow in 2023, as operators remain focused on capital discipline and availability of additional frac crews and drilling rigs may constrain growth.

As a result, for the fourth quarter of 2022, Core’s Reservoir Description segment revenue is projected to be flat to up slightly. While momentum in international activity continues to build, near-term growth may be affected by two factors: 1) volatility associated with the Russia-Ukraine geopolitical conflict, and 2) client-driven project delays. Production Enhancement segment revenue is estimated to increase by mid to high single digits as U.S. land activity is projected to remain steady and international growth continues.

For the fourth quarter of 2022, Core projects U.S. activity to remain stable and the recent improvement trends in international, offshore and deepwater markets to continue. Core projects fourth quarter 2022 revenue to range from $126,000,000 to $131,000,000 and operating income of $13,000,000 to $15,000,000, yielding operating margins of approximately 11%. EPS for the fourth quarter of 2022 is expected to be $0.17 to $0.21.

The Company’s fourth quarter 2022 guidance is based on projections for underlying operations and excludes gains and losses in foreign exchange. Fourth quarter 2022 guidance also assumes an effective tax rate of 20%.

Earnings Call Scheduled

The Company has scheduled a conference call to discuss Core's third quarter 2022 earnings announcement. The call will begin at 7:30 a.m. CDT / 2:30 p.m. CEST on Thursday, 27 October 2022. To listen to the call, please go to Core's website at www.corelab.com.

Core Laboratories N.V. is a leading provider of proprietary and patented reservoir description and production enhancement services and products used to optimize petroleum reservoir performance. The Company has over 70 offices in more than 50 countries and is located in every major oil-producing province in the world. This release, as well as other statements we make, includes forward-looking statements regarding the future revenue, profitability, business strategies and developments of the Company made in reliance upon the safe harbor provisions of Federal securities law. The Company's outlook is subject to various important cautionary factors, including risks and uncertainties related to the oil and natural gas industry, business and general economic conditions, including inflationary pressures, international markets, international political climates, including the Russia-Ukraine geopolitical conflict, public health crises, such as the COVID-19 pandemic, and any related actions taken by businesses and governments, and other factors as more fully described in the Company's most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the U.S. Securities and Exchange Commission. These important factors could cause the Company's actual results to differ materially from those described in these forward-looking statements. Such statements are based on current expectations of the Company's performance and are subject to a variety of factors, some of which are not under the control of the Company. Because the information herein is based solely on data currently available, and because it is subject to change as a result of changes in conditions over which the Company has no control or influence, such forward-looking statements should not be viewed as assurance regarding the Company's future performance.

The Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances that may arise after the date of this press release, except as required by law.

Visit the Company's website at www.corelab.com. Connect with Core Lab on Facebook, LinkedIn and YouTube.

For more information, contact:

Gwen Gresham - SVP Corporate Development and Investor Relations, +1 713 328 6210

CORE LABORATORIES N.V. & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended			% Variance
	September 30, 2022	June 30, 2022	September 30, 2021	vs. Q2-22	vs. Q3-21
REVENUE	$125,966	$120,898	$117,985	4.2%	6.8%

OPERATING EXPENSES:
Costs of services and product sales	98,930	97,957	92,918	1.0%	6.5%
General and administrative expense	10,001	6,847	15,115	46.1%	(33.8)%
Depreciation and amortization	4,171	4,360	4,496	(4.3)%	(7.2)%
Other (income) expense, net	(1,781)	82	(1,184)	NM	NM
Total operating expenses	111,321	109,246	111,345	1.9%	—%

OPERATING INCOME (LOSS)	14,645	11,652	6,640	25.7%	120.6%
Interest expense	3,138	2,707	2,669	15.9%	17.6%
Income (loss) from continuing operations before income taxes	11,507	8,945	3,971	28.6%	189.8%
Income tax expense (benefit)	3,856	1,789	2,962	115.5%	30.2%
Income (loss) from continuing operations	7,651	7,156	1,009	6.9%	658.3%
Net income (loss)	7,651	7,156	1,009	6.9%	658.3%
Net income (loss) attributable to non-controlling interest	127	90	135	NM	NM
Net income (loss) attributable to Core Laboratories N.V.	$7,524	$7,066	$874	6.5%	760.9%

Diluted earnings (loss) per share from continuing operations	$0.16	$0.15	$0.02	6.7%	700.0%

Diluted earnings (loss) per share attributable to Core Laboratories N.V.	$0.16	$0.15	$0.02	6.7%	700.0%

Diluted weighted average common shares outstanding	47,012	47,143	47,125	(0.3)%	(0.2)%

Effective tax rate	34%	20%	75%	NM	NM

SEGMENT INFORMATION:

Revenue:
Reservoir Description	$78,996	$75,818	$78,775	4.2%	0.3%
Production Enhancement	46,970	45,080	39,210	4.2%	19.8%
Total	$125,966	$120,898	$117,985	4.2%	6.8%

Operating income (loss):
Reservoir Description	$9,798	$5,925	$4,425	65.4%	121.4%
Production Enhancement	4,417	4,949	2,779	(10.7)%	58.9%
Corporate and Other	430	778	(564)	NM	NM
Total	$14,645	$11,652	$6,640	25.7%	120.6%

"NM" means not meaningful

CORE LABORATORIES N.V. & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

	Nine Months Ended September 30,		% Variance
	2022	2021
REVENUE	$362,164	$345,113	4.9%

OPERATING EXPENSES:
Costs of services and product sales	293,839	270,909	8.5%
General and administrative expense	29,393	33,246	(11.6)%
Depreciation and amortization	13,088	14,118	(7.3)%
Other (income) expense, net	(62)	(4,222)	NM
Total operating expenses	336,258	314,051	7.1%

OPERATING INCOME (LOSS)	25,906	31,062	(16.6)%
Interest expense	8,489	6,562	29.4%
Income (loss) from continuing operations before income taxes	17,417	24,500	(28.9)%
Income tax expense (benefit)	4,449	7,068	(37.1)%
Income (loss) from continuing operations	12,968	17,432	(25.6)%
Net income (loss)	12,968	17,432	(25.6)%
Net income (loss) attributable to non-controlling interest	266	393	NM
Net income (loss) attributable to Core Laboratories N.V.	$12,702	$17,039	(25.5)%

Diluted earnings (loss) per share from continuing operations	$0.28	$0.37	(24.3)%

Diluted earnings (loss) per share attributable to Core Laboratories N.V.	$0.27	$0.36	(25.0)%

Diluted weighted average common shares outstanding	47,117	46,833	0.6%

Effective tax rate	26%	29%	NM

SEGMENT INFORMATION:

Revenue:
Reservoir Description	$229,567	$233,512	(1.7)%
Production Enhancement	132,597	111,601	18.8%
Total	$362,164	$345,113	4.9%

Operating income (loss):
Reservoir Description	$16,085	$21,742	(26.0)%
Production Enhancement	8,447	8,170	3.4%
Corporate and Other	1,374	1,150	NM
Total	$25,906	$31,062	(16.6)%

"NM" means not meaningful

CORE LABORATORIES N.V. & SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

(Unaudited)

				% Variance
ASSETS:	September 30, 2022	June 30, 2022	December 31, 2021	vs. Q2-22	vs. Q4-21

Cash and cash equivalents	$13,732	$16,148	$17,703	(15.0)%	(22.4)%
Accounts receivable, net	100,195	99,180	96,830	1.0%	3.5%
Inventories	54,795	52,551	45,443	4.3%	20.6%
Other current assets	26,493	31,742	29,079	(16.5)%	(8.9)%
Total current assets	195,215	199,621	189,055	(2.2)%	3.3%

Property, plant and equipment, net	107,252	109,176	110,952	(1.8)%	(3.3)%
Right of use assets	56,589	57,964	61,387	(2.4)%	(7.8)%
Intangibles, goodwill and other long-term assets, net	211,134	210,779	219,459	0.2%	(3.8)%
Total assets	$570,190	$577,540	$580,853	(1.3)%	(1.8)%

LIABILITIES AND EQUITY:

Accounts payable	$34,343	$36,106	$29,726	(4.9)%	15.5%
Short-term operating lease liabilities	11,472	13,008	12,342	(11.8)%	(7.0)%
Other current liabilities	41,544	46,795	48,714	(11.2)%	(14.7)%
Total current liabilities	87,359	95,909	90,782	(8.9)%	(3.8)%

Long-term debt, net	182,677	186,979	188,636	(2.3)%	(3.2)%
Long-term operating lease liabilities	41,975	44,231	49,286	(5.1)%	(14.8)%
Other long-term liabilities	74,886	76,654	91,148	(2.3)%	(17.8)%

Total equity	183,293	173,767	161,001	5.5%	13.8%
Total liabilities and equity	$570,190	$577,540	$580,853	(1.3)%	(1.8)%

“NM” means not meaningful

CORE LABORATORIES N.V. & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$12,968	$17,432
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	7,452	16,646
Depreciation and amortization	13,088	14,118
Deferred income taxes	(1,807)	3,058
Accounts receivable	(3,390)	(12,135)
Inventories	(9,188)	(3,599)
Accounts payable	4,288	9,661
Other adjustments to net income (loss)	(11,666)	(15,756)
Net cash provided by operating activities	11,745	29,425

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(8,195)	(8,789)
Proceeds from insurance recovery	583	—
Other investing activities	2,698	2,260
Net cash used in investing activities	(4,914)	(6,529)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(49,000)	(194,000)
Proceeds from long-term debt	44,000	123,000
Proceeds from issuance of common shares	—	60,000
Transaction costs on equity distribution program	(411)	(861)
Dividends paid	(1,389)	(1,372)
Repurchase of common shares	(2,311)	(3,911)
Other financing activities	(1,691)	(508)
Net cash used in financing activities	(10,802)	(17,652)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(3,971)	5,244
CASH AND CASH EQUIVALENTS, beginning of period	17,703	13,806
CASH AND CASH EQUIVALENTS, end of period	$13,732	$19,050

Non-GAAP Information

Management believes that the exclusion of certain income and expenses enables it to evaluate more effectively the Company's operations period-over-period and to identify operating trends that could otherwise be masked by the excluded Items. For this reason, management uses certain non-GAAP measures that exclude these Items and believes that this presentation provides a clearer comparison with the results reported in prior periods. The non-GAAP financial measures should be considered in addition to, and not as a substitute for, the financial results prepared in accordance with GAAP, as more fully discussed in the Company's financial statements and filings with the Securities and Exchange Commission.

Reconciliation of Operating Income (Loss), Income (Loss) from Continuing Operations and Diluted Earnings (Loss) Per Share from Continuing Operations

(amounts in thousands, except per share data)

(Unaudited)

	Operating Income (Loss)
	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
GAAP reported	$14,645	$11,652	$6,640
Stock compensation (1)	—	(3,303)	6,506
Foreign exchange losses (gains)	(1,303)	1,258	(140)
Excluding specific items	$13,342	$9,607	$13,006

	Income (Loss) from Continuing Operations
	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
GAAP reported	$7,651	$7,156	$1,009
Stock compensation (1)	—	(2,642)	6,506
Foreign exchange losses (gains)	(1,043)	1,007	(111)
Debt issuance costs write off (2)	171	—	—
Impact of higher (lower) tax rate (3)	1,553	—	867
Excluding specific items	$8,332	$5,521	$8,271

	Diluted Earnings (Loss) Per Share from Continuing Operations
	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
GAAP reported	$0.16	$0.15	$0.02
Stock compensation (1)	—	(0.06)	0.14
Foreign exchange losses (gains)	(0.01)	0.03	—
Debt issuance costs write off (2)	—	—	—
Impact of higher (lower) tax rate (3)	0.03	—	0.02
Excluding specific items	$0.18	$0.12	$0.18

(1) Three months ended June 30, 2022 includes reversals of stock compensation expense previously recognized due to a change in probability of performance condition for certain executives' share awards. Three months ended September 30, 2021 includes stock compensation expense recognized pursuant to FASB ASC 718 "Stock Compensation" associated with employees reaching eligible retirement age, which is nondeductible for tax purposes.

(2) Three months ended September 30, 2022 includes debt issuance costs written off upon renewal of the Credit Facility.
(3) Three months ended September 30, 2022 and 2021 includes adjustments to reflect tax expense at a normalized rate of 20%.

Segment Information

(amounts in thousands)

(Unaudited)

	Operating Income (Loss)
	Three Months Ended September 30, 2022
	Reservoir Description	Production Enhancement	Corporate and Other
GAAP reported	$9,798	$4,417	$430
Foreign exchange losses (gains)	(1,381)	296	(218)
Excluding specific items	$8,417	$4,713	$212

Return on Invested Capital

Return on Invested Capital ("ROIC") is presented based on management's belief that this non-GAAP measure is useful information to investors and management when comparing profitability and the efficiency with which capital has been employed over time relative to other companies. The Board has established an internal performance metric of demonstrating superior ROIC performance relative to the oilfield service companies listed as Core's Comp Group by Bloomberg. ROIC is not a measure of financial performance under GAAP and should not be considered as an alternative to net income.

ROIC of 5.8% is defined by Bloomberg as Net Operating Profit After Tax ("NOPAT") of $21.8 million divided by Average Total Invested Capital ("Average TIC") of $375.9 million where NOPAT is defined as GAAP net income before non-controlling interest plus the sum of income tax expense, interest expense, and pension expense less pension service cost and tax effect on income before interest and tax expense. Average TIC is defined as the average of beginning and ending periods' GAAP stockholders' equity plus the sum of net long-term debt, lease liabilities, allowance for credit losses, net of deferred taxes, and income taxes payable.

Free Cash Flow

Core uses the non-GAAP measure of free cash flow to evaluate its cash flows and results of operations. Free cash flow is an important measurement because it represents the cash from operations, in excess of capital expenditures, available to operate the business and fund non-discretionary obligations. Free cash flow is not a measure of operating performance under GAAP and should not be considered in isolation nor construed as an alternative consideration to operating income, net income, earnings per share, or cash flows from operating, investing, or financing activities, each as determined in accordance with GAAP. Free cash flow should not be considered a measure of liquidity. Moreover, since free cash flow is not a measure determined in accordance with GAAP and thus is susceptible to varying interpretations and calculations, free cash flow as presented may not be comparable to similarly titled measures presented by other companies.

Computation of Free Cash Flow

(amounts in thousands)

(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2022	September 30, 2022
Net cash provided by operating activities	$5,850	$11,745
Capital expenditures	(2,702)	(8,195)
Free cash flow	$3,148	$3,550

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